Exhibit 13(i)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Registration Statement on Form N-4 (the “Registration Statement”) of our report dated April 14, 2011, relating to the financial statements of The Prudential Variable Contract Account-24, which appears in such Registration Statement. We also consent to the use in this Registration Statement of our report dated March 31, 2011, relating to the consolidated financial statements of The Prudential Insurance Company of America and its subsidiaries, which appears in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

New York, New York

April 18, 2011

Consent of Independent Registered Public Accounting Firm

The Committee and Participants

The Prudential Variable Contract Account-10:

We consent to the use of our report incorporated by reference herein and to the references to our firm under the headings “Financial Highlights” in the prospectus and “Financial Statements of VCA 10 and VCA 11” in the Statement of Additional Information.

New York, New York

April 14, 2011